August 16, 2023

Securities and Exchange Commission

Washington, D.C. 20549

Commissioners:

We have read Dakota Gold Corp.'s statements included under Item 4.01(a) of its Form 8-K filed on August 16, 2023 and we agree with such statements concerning our firm.

Very truly yours,

/s/ Ham, Langston & Brezina, L.L.P.